UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 13, 2024

MULLEN AUTOMOTIVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)
Rights to Purchase Series A-1 Junior Participating Preferred Stock	None	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 16, 2024, Mullen Automotive Inc. (the “Company”) received formal notice from the Listing Qualifications department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that, based upon the closing bid price for the Company’s common stock, par value $0.001 per share (the “Common Stock”), for the previous 30-consecutive business day period, the Company no longer satisfied the minimum bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

The Staff further indicated that, based upon the Company’s implementation of one or more reverse stock splits within the past two years at a cumulative ratio of 250 shares or more to one in contravention of Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Company’s securities were subject to delisting unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company plans to timely request a hearing before the Panel, which request will stay any further suspension or delisting action by Nasdaq at least pending the ultimate conclusion of the hearing process.

As previously announced and described in Item 5.03 below, effective with the open of the market on September 17, 2024, the Company implemented a reverse stock split at a ratio of 1-for-100 shares (the “Reverse Stock Split”), which resulted in a closing bid price of at least $1.00 per share for the four consecutive business day period ended September 20, 2024. In order to evidence full compliance with the Bid Price Rule, the Company must evidence a closing bid price of at least $1.00 per share for a minimum of 10, but generally not more than 20, consecutive business days. If and when applicable, the Company will request the Staff’s issuance of a compliance determination and cancelation of the Panel hearing. There can be no assurance that the Staff will accede to the Company’s request or, in the event a hearing is required, that the Panel will grant the Company’s request for continued listing on Nasdaq.

Item 3.03	Material Modification To Rights of Security Holders.

The information set forth in Item 5.03 below is incorporated by reference herein in response to this Item.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 9, 2024, the Company held a Special Meeting of Stockholders, which approved a proposal to authorize a reverse stock split of the Common Stock of the Company at a ratio within the range of 1-for-2 to 1-for-100, as determined by the Board of Directors of the Company (the “Board”).

The Board approved a one-for-one hundred (1-for-100) reverse stock split ratio and, on September 16, 2024, the Company filed a Certificate of Amendment (the “Amendment”) to its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split of its Common Stock. The Reverse Stock Split became effective on September 17, 2024 at 12:01 am Eastern Time (the “Effective Time”).

As a result of the Reverse Stock Split, at the Effective Time, every one hundred (100) shares of the Company’s pre-Reverse Stock Split Common Stock combined and automatically became one (1) share of Common Stock. The Company’s Common Stock began trading on a split-adjusted basis when the Nasdaq Stock Market opened for trading on September 17, 2024. The Common Stock will continue to trade on the Nasdaq Stock Market under the existing symbol “MULN”, but with a new CUSIP number of 62526P505. The Reverse Stock Split did not change the authorized number of shares or the par value of the Common Stock nor modify any voting rights of the Common Stock.

Also, at the Effective Time, the number of shares of Common Stock issuable upon exercise of warrants, preferred stock, and other convertible securities, as well as any commitments to issue securities, that provide for adjustments in the event of a reverse stock split will be appropriately adjusted pursuant to their applicable terms for the Reverse Stock Split. If applicable, the conversion price for each outstanding share of preferred stock and the exercise price for each outstanding warrant will be increased, pursuant to their terms, in inverse proportion to the 1-for-100 split ratio such that upon conversion or exercise, the aggregate conversion price for conversion of preferred stock and the aggregate exercise price payable by the warrant holder to the Company for shares of Common Stock subject to such warrant will remain approximately the same as the aggregate conversion or exercise price, as applicable, prior to the Reverse Stock Split. Furthermore, pursuant to the terms of the Company’s 2022 Equity Incentive Plan, as amended, shares of Common Stock available for issuance are not subject to adjustment as a result of the Reverse Stock Split. There are currently no outstanding stock options.

No fractional shares will be issued in connection with the Reverse Stock Split. All shares of Common Stock that are held by a stockholder will be aggregated subsequent to the Reverse Stock Split and each fractional share resulting from such aggregation held by a stockholder will be rounded up to the next whole share.

Our transfer agent, Continental Stock Transfer & Trust Company, is acting as the exchange agent for the Reverse Stock Split. Registered stockholders holding pre-split shares of the Company’s Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

The foregoing description is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On September 13, 2024, the Company issued a press release regarding the Reverse Stock Split. The press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The information provided in Item 5.03 is hereby incorporated by reference.

The Company has registration statements on Form S-1 (File No. 333-281994, 333-281063, 333-280464 and 333-279565) and registration statements on Form S-8 (File No. 333-276539, 333-274113, 333-267417 and 333-266787) on file with the Securities and Exchange Commission (the “SEC”). SEC regulations permit the Company to incorporate by reference future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offerings covered by registration statements filed on Form S-1 or Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act, the amount of undistributed shares of Common Stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on September 16, 2024.
99.1	Press Release dated September 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: September 20, 2024	By:	/s/ David Michery
David Michery
Chief Executive Officer

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